EXHIBIT 10.2.7
                     AMENDMENT NO. 7 TO EMPLOYMENT CONTRACT


        AGREED, as of the 4th day of June 1998, between the Federal Agricultural Mortgage Corporation (FAMC) and Henry D. Edelman (you), that the existing employment contract between the parties hereto, dated May 5, 1989, as amended by Employment Agreement Amendment No. 1 dated January 10, 1991, Amendment to
Employment Agreement dated as of June 1, 1993, Amendment No. 3 to Employment Contract dated as of June 1, 1994, Amendment No. 4 to Employment Contract dated as of February 8, 1996, Amendment No. 5 to Employment Contract dated as of June 13, 1996 and Amendment No. 6 to Employment Contract dated as of August 7, 1997 (collectively, the Agreement), be and hereby is amended as follows:

        Sections 1, 4 (a) and 9 (a) (iii) of the Agreement are replaced in their entirety with the following new sections:

        1. Term. The Term of this Agreement shall continue until June 1, 2002 or any earlier effective date of termination pursuant to Paragraph 9 hereof (the "Term").

         4 (a). Base Salary. You will be paid a base salary (the Base Salary) during the Term of Three Hundred Eighty Thousand Dollars ($380,000) per year, payable in arrears on a bi-weekly basis; and

                  9 (a) (iii). Farmer Mac may terminate the employment of the Employee without "cause" at any time. Such termination shall become effective on the earlier of June 1, 2002 or two years from the date of notice of such termination.

         Section 6 of the Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following sentences: "During the first six months of each Planning Year, vacation shall accrue at the rate of four (4) weeks per Planning Year; upon the expiration of such six-month period, all remaining vacation rights for such Planning Year shall accrue immediately. Vacation rights must be exercised with two months after the end of the Planning Year or forfeited."

             As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation            Employee


By:--------------------------                        ------------------------
   Chairman of the Board